UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2020

 BLACK CREEK DIVERSIFIED PROPERTY FUND INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
518 Seventeenth Street, 17th Floor, Denver, CO		80202
(Address of Principal Executive Offices)		(Zip Code)
(303) 228-2200
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.
Renewal of Advisory Agreement
Black Creek Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”), Black Creek Diversified Property Operating Partnership LP, the Company’s operating partnership (the “Operating Partnership”), and Black Creek Diversified Property Advisors LLC, the Company’s advisor (the “Advisor”), previously entered into that certain Amended and Restated Advisory Agreement 2019 effective as of May 1, 2019 and effective through April 30, 2020 (the “2019 Advisory Agreement”). On May 4, 2020, the Company, the Operating Partnership and the Advisor renewed the 2019 Advisory Agreement by entering into the Amended and Restated Advisory Agreement 2020, effective as of May 1, 2020, and renewed through April 30, 2021 (the “2020 Advisory Agreement”).
Amendments to the Advisory Agreement
The 2020 Advisory Agreement is different from the 2019 Advisory Agreement in that it clarifies that the Company will reimburse the Advisor or its affiliates for expenses paid or incurred by the Advisor or its affiliates in connection with internal legal services related to asset management. It was also amended to provide that the Company will reimburse expenses for personnel costs and overhead for named executive officers if the services provided by the named executive officer is related to shareholder services. All expense reimbursements, including the ones described above, remain subject to the overall limits on expense reimbursements required by our Charter and incorporated into the 2020 Advisory Agreement.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Ex.	Description
3.1	Amended and Restated Advisory Agreement (2020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Creek Diversified Property Fund Inc.
May 8, 2020
	By:	/s/ LAINIE P. MINNICK
Lainie P. Minnick Managing Director, Senior Portfolio Manager, Chief Financial Officer and Treasurer